UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 17, 2016

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On November 17, 2016, J. Daniel McCranie, the Chairman of the Board of Directors of ON Semiconductor Corporation (the “Company”), informed the Company of his decision not to stand for re-election to the Company’s Board of Directors at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). Mr. McCranie will continue to serve as Chairman of the Board of Directors, Chairman of the Executive Committee of the Board of Directors, a member of the Corporate Governance and Nominating Committee and a member of the Science and Technology Committee until the election of directors at the 2017 Annual Meeting. Mr. McCranie’s decision not to stand for re-election was not the result of any disagreement with the Company. The Board of Directors is actively engaged in the process of determining which director will succeed Mr. McCranie as Chairman of the Board of Directors.

A copy of the press release announcing Mr. McCranie’s decision not to stand for re-election is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by ON Semiconductor Corporation, dated November 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: November 21, 2016	By:	/s/ BERNARD GUTMANN
Bernard Gutmann
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by ON Semiconductor Corporation, dated November 21, 2016.